Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-98933 on Form S-8 of our report dated June 26, 2009, relating to the financial statements and supplemental schedules of Avis Voluntary Investment Savings Plan For Bargaining Hourly Employees, appearing in this Annual Report on Form 11-K of Avis Voluntary Investment Savings Plan for Bargaining Hourly Employees for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

New York, New York

June 26, 2009

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